Consent of Independent Registered Public Accounting Firm

The Unitholders and Board of Directors
Kiewit Investment Fund LLLP:

We consent to the use of our report dated May 25, 2011, incorporated in this Registration Statement by reference, to the Kiewit Investment Fund LLLP, and to the references to our firm under the captions “FINANCIAL HIGHLIGHTS” in the Prospectus and “Independent Registered Public Accounting Firm” in the Prospectus and the Statement of Additional Information.

 /s/ KPMG LLP

Boston, Massachusetts
June 14, 2011